PFF Bancorp, Inc. Announces Results of Annual Meeting of Shareholders

POMONA, Calif., Sept. 15, 2004 /PRNewswire-FirstCall/ -- PFF Bancorp, Inc. (NYSE:PFB) today announced the results of its Annual Meeting of Shareholders held on Tuesday, September 14, 2004 in Pomona, California.   Shareholders re-elected Donald R. DesCombes and Larry M. Rinehart to the Board of Directors for terms of three years each.  Shareholders also approved the 2004 Equity Incentive Plan and ratified the appointment of KPMG LLP as independent auditors for fiscal year ending March 31, 2005.

A copy of the slide show that was presented at the annual meeting has been posted to the Investor Relations portion of the PFF Bank & Trust website at www.pffbank.com.

Contact Larry M. Rinehart , President/CEO or Gregory C. Talbott, Executive Vice President/CFO, PFF Bancorp, Inc., 350 So. Garey Avenue, Pomona, CA 91766 (909) 623-2323.